Exhibit for N-SAR ITEM 77 Q1(E)


     1. Investment Advisory Agreement among Heritage Series Trust (the "Trust"), Heritage Income Trust, Heritage Capital Appreciation Trust and Income Trust, Heritage Growth and Income Trust and Heritage Asset Management, Inc. is incorporated by reference to Post-Effective Amendment No. 40 to the Trust's Registration Statement on Form N-1A filed on December 29, 2006 (SEC Accession No. 0001193125-06-261817).

     2. Subadvisory agreement between Heritage Asset Management, Inc. and Eagle Asset Management, Inc. is incorporated by reference to Post-Effective Amendment No. 40 to the Trust's Registration Statement on Form N-1A filed on December 29, 2006 (SEC Accession No. 0001193125-06-261817).

     3. Subadvisory agreement between Heritage Asset Management, Inc. and Awad Asset Management is incorporated by reference to Post-Effective Amendment No. 40 to the Trust's Registration Statement on Form N-1A filed on December 29, 2006 (SEC Accession No. 0001193125-06-261817).

     4. Subadvisory agreement between Heritage Asset Management, Inc. and Julius Baer Investment Management is incorporated by reference to Post-Effective
Amendment No. 40 to the Trust's Registration Statement on Form N-1A filed on December 29, 2006 (SEC Accession No. 0001193125-06-261817).